Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q3 2013 Sales $15.3mm (+12%)

- Fourth Straight Double Digit Quarter -

BURLINGTON, MA, October 29, 2013 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q3 2013 financial results. The Company posted sales of $15.3mm and operating income of $0.8mm. The Company also announced a $0.03/share dividend and provided Q4 2013 and full-year 2013 guidance.

Q3 2013 sales grew 12% vs. Q3 2012. International sales increased 18%, while the Americas grew 10%. Organic growth was 9.5% in Q3 2013 and unit growth was 8%. XenoSure posted record sales of $2.0mm, up 49% over the prior year period.

Gross margin in Q3 2013 decreased to 70.0% from 73.4% in Q3 2012 due to XenoSure transition costs, mix shift towards lower-margin XenoSure/international sales and expenses from the Clinical Instruments acquisition. These changes were partially offset by higher average selling prices.

Q3 2013 operating income was $0.8mm vs. $1.0mm in Q3 2012. 12% sales growth was offset by a lower gross margin and higher operating expenses. Q3 2013 net income increased to $0.8mm, or $0.05 per diluted share, up from $0.7mm, or $0.04 per diluted share in Q3 2012.

George W. LeMaitre, Chairman and CEO commented, “We enjoyed a productive Q3: we reported 12% sales growth, acquired two companies and set plans to go direct in two more countries. Roth Capital & Benchmark have also recently initiated coverage on our stock.”

Total operating expenses in Q3 2013 were $9.9mm, vs. $9.0mm in the year earlier quarter. This 10% increase was driven by higher sales-force costs, administrative expenses from the new Canadian subsidiary, and Affordable Care Act taxes. The Company ended Q3 2013 with 87 sales reps, up 10% from 79 at the end of Q3 2012.

Cash and marketable securities were $13.6mm at September 30, 2013, a $1.3 mm quarterly decrease driven primarily by $3.2mm of acquisition costs. Excluding the two acquisitions, cash would have increased by $1.9mm.

Quarterly Dividend

On October 23, 2013, the Company’s Board of Directors approved a quarterly cash dividend of $0.03/share of common stock. The dividend will be paid December 4, 2013 to shareholders of record on November 20, 2013.

InaVein Acquisition

On August 28, 2013 LeMaitre Vascular acquired the assets of InaVein, LLC for $2.5mm plus potential earn-outs payable in 2014 and 2015. InaVein owned Trivex, a system that enables fast, minimally invasive varicose vein removal. Trivex sales were $2.3mm in 2012.

Direct-to-Hospital in Australia & Norway

In October 2013 the Company agreed to terminate its Australian and Norwegian distributors. The Company has now hired an Australian country manager and expects to hire a Norwegian sales rep in Q4 2013. Direct-to-hospital sales should begin in both countries in January 2014.

Business Outlook

The Company expects Q4 2013 sales of $16.5mm (+11% versus Q4 2012), and operating income of $1.3mm (8% operating margin). The Company increased its 2013 sales guidance to $63.1mm (+11% vs. 2012) and its 2013 XenoSure guidance to $7.6mm (+48% vs. 2012). The Company reduced its 2013 operating income guidance to $4.6mm (7% operating margin).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-415-3186 (+1 857-244-7329 for international callers), using pass-code 65255114. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre, XenoSure, Trivex and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales and growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events. The Company refers to this calculation of non-GAAP sales amounts and percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2013 and 2013 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; risks related to attracting, training and retaining sales representatives and other employees in new markets such as Australia and Norway; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$13,626	$16,448
Accounts receivable, net	9,273	9,048
Inventories	13,082	10,859
Other current assets	3,057	2,776

Total current assets	39,038	39,131

Property and equipment, net	5,984	4,544
Goodwill	15,031	13,749
Other intangibles, net	6,127	5,191
Deferred tax assets	258	273
Other assets	158	172

Total assets	$66,596	$63,060

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$748	$1,060
Accrued expenses	7,349	6,777
Acquisition-related obligations	1,131	557

Total current liabilities	9,228	8,394

Deferred tax liabilities	1,673	1,673
Other long-term liabilities	243	105

Total liabilities	11,144	10,172

Stockholders’ equity
Common stock	168	165
Additional paid-in capital	64,983	64,694
Accumulated deficit	(1,353)	(3,869)
Accumulated other comprehensive loss	(343)	(433)
Treasury stock	(8,003)	(7,669)

Total stockholders’ equity	55,452	52,888

Total liabilities and stockholders’ equity	$66,596	$63,060

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net sales	$15,300	$13,645	$46,633	$41,934
Cost of sales	4,584	3,630	13,474	11,504

Gross profit	10,716	10,015	33,159	30,430

Operating expenses:
Sales and marketing	5,205	4,911	16,278	15,310
General and administrative	3,282	2,892	9,231	8,277
Research and development	1,300	1,261	3,841	3,531
(Gain) loss on divestitures	—	(50)	—	2
Medical device excise tax	153	—	463	—

Total operating expenses	9,940	9,014	29,813	27,120

Income from operations	776	1,001	3,346	3,310

Other income (loss):
Interest income (expense), net	(5)	47	(14)	68
Other income (loss), net	14	7	(102)	(240)

Total other income (loss), net	9	54	(116)	(172)

Income before income taxes	785	1,055	3,230	3,138

Provision for income taxes	4	392	714	1,265

Net income	$781	$663	$2,516	$1,873

Net income per share of common stock:
Basic	$0.05	$0.04	$0.16	$0.12

Diluted	$0.05	$0.04	$0.16	$0.12

Weighted average shares outstanding:
Basic	15,339	15,130	15,262	15,208

Diluted	15,780	15,605	15,707	15,654

Cash dividends declared per common share	$0.030	$0.025	$0.090	$0.075

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2013		September 30, 2012		September 30, 2013		September 30, 2012
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$10,166	66%	$9,279	68%	$30,777	66%	$28,429	68%
International	5,134	34%	4,366	32%	15,856	34%	13,505	32%

Total Net Sales	$15,300	100%	$13,645	100%	$46,633	100%	$41,934	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2013
Net sales as reported	$15,300
Impact of currency exchange rate fluctuations	(73)
Net impact of acquisitions and distributed sales exluding currency	(288)

Adjusted net sales		$14,939

For the three months ending September 30, 2012
Net sales as reported		$13,645

Adjusted net sales increase for the three months ending September 30, 2013		$1,294	9.5%